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                                                                     EXHIBIT 8.2

                                  June 28, 2002

QIAGEN N.V.
Spoorstraat 501
5911 KJ Venlo
The Netherlands

Ladies and Gentlemen:

         You have requested our opinion regarding certain United States federal income tax consequences of the ownership of the Common Shares (the "Shares") of QIAGEN N.V., a Netherlands public limited liability company (the "Company"), acquired pursuant to a public offering (the "Offering") of the Shares in the United States.

         In formulating our opinion as to the matters certified, we have examined such documents as we have deemed appropriate, including the Registration Statement of the Company on Form F-3 as filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933 (the "Securities Act") on June ___, 2002 (such Registration Statement being referred to hereinafter as the "Registration Statement") and the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2001 as filed with the Commission on April 2, 2002 (the "Form 20-F"). Also, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company.

         The terms of the Offering, which are set forth in the Registration Statement, are incorporated herein by reference.

         Based upon the terms of the Offering, as set forth in the Registration Statement, it is our opinion that the portion of the Form 20-F set forth under the heading "Taxation - United States Federal Income Tax Considerations", incorporated by reference into the Registration Statement, summarizes the material United States federal income tax consequences to U.S. Holders and to non-U.S. Holders (as defined therein) of the acquisition, ownership and disposition of Shares acquired in the Offering.

         The foregoing opinion is based on current provisions of the United States Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder (including proposed Treasury Regulations), published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to herein.

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                                                                     EXHIBIT 8.2

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm therein. We also consent to the incorporation by reference of this opinion into any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the offering to which the Registration Statement relates.

                         Very truly yours,

                         /S/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                         -------------------------------------------------------

                         Mintz, Levin, Cohn, Ferris,
                           Glovsky and Popeo, P.C.

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